Exhibit 28 (g) (2) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

October 15, 2021

State Street Bank and Trust Company 1 Lincoln Street

Boston, MA 02111

Attention: Stefanie Mansfield, Managing Director

Re: Each Federated Hermes exchange traded fund identified on Exhibit A hereto (each, a “Federated Hermes ETF Fund”)

Stefanie:

In accordance with Section 20.6.1, the Additional Funds provision of the Master Custodian Agreement dated as of March 1, 2017 (as amended, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (“State Street”), each undersigned Federated Hermes ETF Fund hereby requests that your bank act as its Custodian under the terms of the Agreement. In connection with such request, each Federated Hermes ETF Fund hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 20.7.1 of the Agreement. An updated Appendix A to the Agreement reflecting this addition is attached.

We acknowledge that each Federated Hermes ETF Fund will issue and redeem shares only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities or other assets and a specified cash payment, as more fully described in the currently effective registration statement of the Federated Hermes ETF Fund (the “Prospectus”).

We acknowledge and agree that the following new Sections 3.9 and 3.10 shall be added to the Agreement in relation to the Federated Hermes ETF Funds only as follows:

“SECTION 3.9 DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the Investment Adviser for the Fund, the Custodian shall determine for each Fund after the end of each trading day on the exchange upon which each Fund is traded (as specified in the Prospectus) (the “Exchange”), in accordance with the respective Fund’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities (each as defined in the Prospectus), (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Fund on such date. The Custodian shall provide or cause to be provided this information to the Fund’s distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the [Exchange].

SECTION 3.10. ALLOCATION OF DEPOSIT SECURITY SHORTFALLS. Each Fund

acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund

(collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

We acknowledge and agree that the terms of Section 8 of the Agreement shall be amended and replaced in its entirety in relation to the Federated Hermes ETF Funds only as follows:

“SECTION 8. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

(a)                The Custodian shall receive from the distributor of the Shares or from the Fund’s (“Transfer Agent”), as the case may be, and deposit into the account of the appropriate Fund such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

(b)                From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Fund and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

The terms and conditions of the Agreement, as modified by this letter with regard to the Federated Hermes ETF Funds, shall apply only to the Federated Hermes ETF Funds.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of the Federated Hermes ETF Funds.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to us and retaining one for your records.

Sincerely,

EACH FEDERATED HERMES INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By: /s/Lori A. Hensler

Name: Lori A. Hensler

Title: Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stefanie B. Mansfield

Name: Stefanie B. Mansfield

Title: Managing Director, Global Relationship Management

Effective Date: October 15, 2021

Exhibit A

Federated Hermes ETF Funds

Federated Hermes ETF Trust and each series thereof, including :

Federated Hermes Short-Term Corporate ETF

Federated Hermes Short-Term High Yield ETF

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT DATED MARCH 1, 2017

(Revised as of October 15, 2021)

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Federated Hermes Equity Income Fund, Inc.

Federated Hermes Global Allocation Fund

Federated Hermes Government Income Securities, Inc.

Federated Hermes Adjustable Rate Securities Trust:

Federated Hermes Adjustable Rate Fund

Federated Hermes Government Income Trust: Federated Hermes Government Income Fund

Federated Hermes High Income Bond Fund, Inc.

Federated Hermes Total Return Government Bond Fund

Federated Hermes Short-Term Government Trust:

Federated Hermes Short-Term Government Fund

Federated Hermes Short-Intermediate Government Trust:

Federated Hermes Short-Intermediate Government Fund

Federated Hermes Core Trust:

Bank Loan Core Fund Mortgage Core Fund

High Yield Bond Core Fund Emerging Markets Core Fund

Federated Hermes Core Trust III:

Project and Trade Finance Core Fund

Federated Hermes Equity Funds: Federated Hermes Clover Small Value Fund

Federated Hermes Kaufmann Fund

Federated Hermes Kaufmann Large Cap Fund

Federated Hermes Kaufmann Small Cap Fund

Federated Hermes MDT Mid Cap Growth Fund

Federated Hermes Prudent Bear Fund

Federated Hermes Fixed Income Securities, Inc.:

Federated Hermes Strategic Income Fund

Federated Hermes High Yield Trust:

Federated Hermes Equity Advantage Fund

Federated Hermes Opportunistic High Yield Bond Fund

Federated Hermes Income Securities Trust: Federated Hermes Capital Income Fund

Federated Hermes Floating Rate Strategic Income Fund

Federated Hermes Fund for U.S. Government Securities

Federated Hermes Intermediate Corporate Bond Fund

Federated Hermes Real Return Bond Fund

Federated Hermes Short-Term Income Fund

Federated Hermes Institutional Trust: Federated Hermes Government Ultra Short Fund

Federated Hermes Institutional High Yield Bond Fund

Federated Hermes Short-Intermediate Total Return Bond Fund

Federated Hermes Insurance Series: Federated Hermes Fund for U.S. Government Securities II

Federated Hermes High Income Bond Fund II

Federated Hermes Kaufmann Fund II

Federated Hermes Managed Volatility Fund II

Federated Hermes Government Money Fund II

Federated Hermes Quality Bond Fund II

Federated Hermes Investment Series Funds, Inc.:

Federated Hermes Corporate Bond Fund

Federated Hermes Managed Pool Series: Federated Hermes Corporate Bond Strategy Portfolio

Federated Hermes High-Yield Strategy Portfolio

Federated Hermes Mortgage Strategy Portfolio

Federated Hermes MDT Series: Federated Hermes MDT All Cap Core Fund

Federated Hermes MDT Balanced Fund

Federated Hermes MDT Large Cap Growth Fund

Federated Hermes MDT Small Cap Growth Fund

Federated Hermes MDT Small Cap Core Fund

Federated Hermes Project and Trade Finance Tender Fund

Federated Hermes Total Return Series, Inc.: Federated Hermes Select Total Return Bond Fund

Federated Hermes Total Return Bond Fund

Federated Hermes Ultrashort Bond Fund

Federated Hermes Money Market Obligations Trust: Federated Hermes California Municipal Cash Trust

Federated Hermes Georgia Municipal Cash Trust

Federated Hermes Government Obligations Fund

Federated Hermes Massachusetts Municipal Cash Trust

Federated Hermes Institutional Money Market Management

Federated Hermes Municipal Obligations Fund

Federated Hermes New York Municipal Cash Trust

Federated Hermes Pennsylvania Municipal Cash Trust

Federated Hermes Prime Cash Obligations Fund

Federated Hermes Institutional Prime Obligations Fund

Federated Hermes Institutional Prime Value Obligations Fund

Federated Hermes Tax-Free Obligations Fund

Federated Hermes Institutional Tax-Free Cash Trust

Federated Hermes Treasury Obligations Fund

Federated Hermes Trust for U.S. Treasury Obligations

Federated Hermes Virginia Municipal Cash Trust

Federated Hermes ETF Funds:

Federated Hermes ETF Trust:

Federated Hermes Short-Term Corporate ETF

Federated Hermes Short-Term High Yield ETF